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                                                                    EXHIBIT 10.4


                                          February 3, 1999


Richard S. Ressler
C/o Orchard Capital Corporation
10960 Wilshire Blvd., Suite 500
Los Angeles, California  90024

        Re: Purchase of Common Stock of MAI Systems Corporation (the "Company")

Dear Richard:

        This will confirm the terms pursuant to which you have agreed to purchase 201,106 newly issued shares of the Company's par value $.01 per share common stock (the "Common Stock") for $500,000.00. On or about the date hereof, you will contribute $500,000 to the Company by wire transfer to the following account:

        Wells Fargo Bank N.A.
        420 Montgomery Street
        P.O. Box 63450
        San Francisco, California
        BIC/ABA: WFBIUS6S
        Account #:  4311789861
        Account Name: MAI Systems Conc Sink

In consideration for such contribution, the Company will promptly issue to you 201,106 shares of its Common Stock. You hereby represent as follows:

        1. The Common Stock to be acquired by you is being acquired by you for your own account, for investment purposes, and with no intention of disposing of such Common Stock or any part thereof. No other person will have any direct or indirect beneficial interest in or to the Common Stock.

        2. You understand that the Common Stock has not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any State securities laws in reliance, in part, on you representations, warranties, and agreements herein. You further understand the Common Stock is a "restricted security" under the Securities Act in that the Common Stock will be acquired from the Company in




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a transaction not involving a public offering, and that the Common Stock may not be reoffered, resold, pledged or hypothecated, except pursuant to an applicable exemption under the Securities Act and applicable State securities laws, and that otherwise the Common Stock must be held indefinitely.

        3. You are an "accredited investor" as defined in Rule 501(a) under the Securities Act and, by reason of your business and financial experience, you have such knowledge and experience that you are able to evaluate the merits and risks of the proposed investment in the Company, including a complete loss of such investment.

        4. You have been afforded the opportunity to review financial and other information, and to ask questions and receive answers, concerning the proposed investment in the Company.

        5. You represent, warrant, and agree that, except to the extent set forth in that certain Registration Rights Agreement, dated as September 7, 1997, between you and the Company, the Company is under no obligation to register or qualify the Common Stock under the Securities Act or under any State securities law, or to assist you in complying with any exemption from registration and qualification.


                                            Sincerely yours,

                                            MAI SYSTEMS CORPORATION


                                            By:
                                                --------------------------------
                                                Lewis H. Stanton
                                                Executive Vice President, Chief
                                                Operating and Financial Officer


ACCEPTED AND AGREED:


-----------------------------------
RICHARD S. RESSLER


Dated: February 3, 1999


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